WAIVER AND AMENDMENT NO. 4 TO AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
               --------------------------------------------------


          This WAIVER AND AMENDMENT NO. 4 TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of August 13, 2002, is by and among KOALA CORPORATION, a Colorado corporation, as borrower and debtor ("Borrower"), KEYBANK NATIONAL ASSOCIATION ("KeyBank"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender and in its capacity as agent acting in the manner described in the Credit Agreement ("U.S. Bank" or "Agent").

                                    RECITALS
                                    --------

          A. Borrower, U.S. Bank and KeyBank are parties to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated September 26, 2001, as amended on August 6, 2001, November 13, 2001, March 31, 2002 and June 28, 2002 (the "Credit Agreement").

          B. Borrower and the Lenders have agreed to enter into this Agreement to amend the Credit Agreement.

          C. The Lenders are willing to amend the Credit Agreement based on the covenants, terms and conditions set forth herein.


                                    AGREEMENT
                                    ---------

          1. Definitions.

          (a) Any capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Credit Agreement.

          (b) The definition of "REVOLVING CREDIT MATURITY DATE" in the Credit Agreement is hereby deleted and replaced with the following definition:

          "REVOLVING CREDIT MATURITY DATE" means July 15, 2003.

          (c) The definition of "TOTAL REVOLVING CREDIT COMMITMENT" in the Credit Agreement is hereby deleted and replaced with the following definition:

          "TOTAL REVOLVING CREDIT COMMITMENT" means a principal amount equal to $12,500,000.

          2. Revolving Credit Amendment. Section 2.1(b)(i) of the Credit Agreement is deleted and the following is inserted in its place:

          Additional Lenders. Additional Lenders may join the Facility from time to time by executing and delivering an appropriate Assignment and Acceptance to each of the Lenders and to Borrower, provided that the amount of such Lender's Revolving Credit Commitment shall not cause the total amount of the Revolving Facility to exceed Twelve and One-Half Million Dollars ($12,500,000).

          3. Calculation of Consolidated EBITDA. In the calculation of Consolidated EBITDA for any period, the non-cash portion of any charges and expenses recorded by Borrower that are recorded pursuant to FAS 142--Goodwill Impairment Writedowns and specifically related to write-downs for goodwill impairment shall not be considered in making such calculation.

          4. Amendment of Covenant. Borrower and Lenders hereby agree that the covenant set forth in Section 5 of Amendment No. 2 to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated March 31, 2002, related to Borrower raising $10,000,000 in additional financing is hereby deleted and replaced with the following:

          On or before July 15, 2003, Borrower shall raise a minimum of $10,000,000 through equity sales or other acceptable financing approved by the Lenders, all of which proceeds must be used to prepay the Term Notes (first being applied to Term Loan A and, upon full payment of Term Loan A, to Term Loan B) that evidences the Term Facility. Notwithstanding the foregoing, Borrower shall use commercially reasonable efforts to close successfully such transaction as soon after the date of this Agreement as possible. Any prepayment under this section shall be applied to the outstanding balance of the Term Notes in reverse order of maturity.

          5. Waiver of Covenants. In consideration of the terms and conditions of this Agreement, the Lenders hereby waive Borrower's compliance with the Maximum Consolidated Leverage Ratio, Minimum Fixed Charge Coverage and Minimum Interest Coverage financial covenants set forth in Section 9.12 of the Credit Agreement for the period ending June 30, 2002.

          6. Effect of Waiver. The waivers granted in Section 5 of this Agreement are not continuing waivers and shall in no way extend beyond their specific terms. In the event any Event of Default occurs under the Credit Agreement, including the failure of Borrower to be in compliance with any of the financial covenants of the Credit Agreement specifically set forth in Section 5 of this Agreement, other than in the circumstances specifically waived by the Lenders, the Lenders shall have all of their rights under the Transaction Documents, and the Lenders' agreement to the waivers granted in Section 5 of this Agreement shall in no way limit the Lenders ability to take any action upon any other Event of Default, whenever occurring, permitted by the Transaction Documents.

          7. Waiver of Claims. Borrower hereby agrees that this Agreement is a reasonable agreement between the parties in connection with the current facts and circumstances related to Borrower's business and is in keeping with the tenor of the Credit Agreement, and Borrower hereby completely and generally waives, releases, remises, acquits and forever discharges the Lenders and their respective affiliates, present and past officers, directors, agents, attorneys, predecessors, successors, insurers, parent, subsidiary and sibling corporations and entities, and assigns (collectively, hereafter the "Bank Releasees") of and from any and all past and present claims, damages or causes of action arising or relating in any way to the actions of the Bank Releasees relating to the Credit Agreement, this Agreement, the Transaction Documents or any other agreement between the parties, which Borrower ever had or now has against the Bank Releasees, or any of them.

          8. Miscellaneous.

          (a) Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Transaction Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Transaction Documents. Borrower further agrees to pay on demand all costs and expenses of the Agent and the other Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement or the Transaction Documents.

          (b) The Lenders and Borrower, as used herein, shall include the successors or assigns of those parties, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

          (c) No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and the Required Lenders.

          (d) This Agreement may be executed in any number of counterparts, and by the Lenders and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement.

          (e) Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          (f) The terms of this Agreement and the other Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

          (g) This Agreement, the Credit Agreement, and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by the Lenders to Borrower.

          (h) This Agreement, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the state.

          (i) Borrower and the Lenders agree that any action or proceeding to enforce, or arising out of, the Transaction Documents may be commenced in any state or federal court of competent jurisdiction in the State of Colorado, and Borrower and Lenders waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower or the Lenders, as appropriate, or as otherwise provided by the laws of the State or the United States.

          (j) Borrower and the Lenders hereby knowingly, voluntarily, and intentionally waive any right to trial by jury borrower or lenders may have in any action or proceeding, in law or in equity, in connection with the Transaction Documents or the transactions related thereto. Borrower represents and warrants that no representative or agent of the Lenders has represented, expressly or otherwise, that the Lenders will not, in the event of litigation, seek to enforce this right to jury trial waiver. Borrower acknowledges that the Lenders have been induced to enter into this Agreement by, among other things, the provisions of this paragraph.

          (k) Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you (Borrower) and us (Lenders) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this Agreement and the Transaction Documents, which are the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            BORROWER:

                            KOALA CORPORATION

                            By:/s/ Jim Zazenski
                               ---------------------------
                            Name:  Jim Zazenski
                            Title: Chief Operating Officer

                            Address:
                            11600 East 53rd Avenue, Unit D, Denver, CO 80239
                            Attn: Jim Zazenski, Chief Operating Officer
                            Phone: (303) 770-3934 Facsimile: (303) 574-9000

                            LENDERS:

                            U.S. BANK NATIONAL ASSOCIATION

                            By:/s/ Thomas A. Lee
                               --------------------
                            Name:  Thomas A. Lee
                            Title: Vice President

                            Address:
                            U.S. Bancorp Center BC-MN-H22A
                            800 Nicollet Mall, 22nd Floor
                            Minneapolis, MN 55402
                            Attention: Rickard J. Mikos, Vice President
                            Phone: (612) 973-2134
                            Facsimile: (612) 973-2148



                            KEYBANK NATIONAL ASSOCIATION

                            By: /s/Lance E. Schaffer
                                ------------------------
                            Name:  Lance E. Schaffer
                            Title: Vice President

                            Address:
                            1675 Broadway, Suite 500
                            Denver, CO 80202
                            Attn: Lance E. Schaffer
                            Phone:   (720) 904-4542
                            Fax:     (720) 904-4515